Kurv ETF Trust 485BPOS

Exhibit 99.(j)(4)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated July 30, 2026, relating to the financial statements and financial highlights of Kurv Copper & Mining Enhanced Income ETF, Kurv Gold Enhanced Income ETF, Kurv High Income ETF, Kurv Silver Enhanced Income ETF, Kurv Technology Titans Select ETF, Kurv Yield Premium Strategy Amazon (AMZN) ETF, Kurv Yield Premium Strategy Apple (AAPL) ETF, Kurv Yield Premium Strategy Google (GOOGL) ETF, Kurv Yield Premium Strategy Microsoft (MSFT) ETF, Kurv Yield Premium Strategy Netflix (NFLX) ETF, Kurv Yield Premium Strategy Tesla (TSLA) ETF, each a series of Kurv ETF Trust, which are included in Form N-CSR for the year or period ended May 31, 2026, and to the references to our firm under the headings “Financial Highlights” in the Prospectuses and “Management and Other Service Providers” and “Financial Statements” in the Statements of Additional Information.

/s/ Cohen & Company, Ltd.

COHEN & COMPANY, LTD.

Philadelphia, Pennsylvania

September 28, 2026